[GRAPHIC]                                                    [GRAPHIC]


                              FOR IMMEDIATE RELEASE

                  ALDERWOODS GROUP REPORTS YEAR-END AND FOURTH
                                 QUARTER RESULTS


      REPORTS BASIC AND DILUTED EARNINGS PER SHARE OF $0.27 FOR FISCAL 2003



CINCINNATI - March 16, 2004 - Alderwoods Group, Inc. (NASDAQ:AWGI) today announced their fourth quarter and year-end results, representing the 13 weeks and 53 weeks ended January 3, 2004.

The Company reported total net earnings of $10.8 million for the 53 weeks ended January 3, 2004, or $0.27 basic and diluted earnings per share, compared with a net loss of $233.7 million for the 52 weeks ended December 28, 2002, or $5.86 basic and diluted loss per share.

Highlights of fiscal 2003 from continuing operations include:

o    Funeral services performed for the year were up 1.0%

o    Average revenue per funeral service increased to $3,920 from $3,843

o Revenue in all business segments increased. In total, revenue grew to $740.5 million from $706.1 million

o    Gross margins increased by 11.9% to $146.3 million from $130.6 million

o    Earnings per share increased to $0.25 from a loss of $5.46

o    Long-term debt was reduced by $125.0 million

o Refinanced $325.0 million of debt and reduced interest expense substantially

o Sold all operations in the United Kingdom to focus on North American operations

o Identified 173 locations and the Company's non pre-need insurance operations for disposal

Highlights of Fiscal 2003 from continuing operations, after adjusting operating results for the effect of the 53rd week, include:

o Funeral services performed for the year were down by 0.9%. However, funeral services performed in the fourth quarter increased by 2.4%, making it the second consecutive quarter of growth in the year

o    Revenue grew to $725.8 million from $706.1 million

o    Gross margins increased by 9.2% to $142.7 million from $130.6 million

"We are pleased with the progress we made in the 2003 fiscal year, and in particular the growth that we saw in all of our business segments," stated Paul Houston, President and CEO. "In 2002 we concentrated on stabilizing our business following emergence. For 2003, we focused on a set of strategic objectives that would enable Alderwoods Group to build on these foundations. We believe that our strategy is working and that this year's results, especially in the second half of the year, are evidence that the impact of our strategic initiatives is being felt across all aspects of the Company."

"In a high fixed cost business such as ours, an increase in the number of funeral services performed can have a positive effect on our financial results. Therefore, we are pleased with the increase in the number of funeral services we performed in the third and fourth quarters of the year," said Mr. Houston. "In addition, in 2003 we have increased the average funeral revenue per service, increased total gross margins in each of our business segments and increased our pre-need sales. All of these achievements, we believe, are the results of our operating initiatives beginning to take hold."

"Looking ahead, we see further opportunities for progress," stated Mr. Houston. "As we move into 2004, we intend to continue to de-lever our balance sheet, and look for opportunities to further reduce our average interest rate. We will remain focused on organic growth and on building market share in the markets we have determined to be important to us. We will continue to look for opportunities within these markets, as we build awareness within the communities that we work and live."

REFINANCING AND DEBT REDUCTION

Throughout the year, the Company worked aggressively to improve its financial condition. In September, Alderwoods Group took advantage of historically low interest rates and refinanced $325.0 million, or almost half of its existing long-term debt. The refinancing included the retirement of both the 11% senior secured notes due in 2007, and Rose Hills' 9.5% senior subordinated notes due in 2004. The interest rate savings due to this refinancing is estimated to be $15.1 million annually, based on interest rates and debt balances in effect as at January 3, 2004.

         During the Company's 2003 fiscal year, long-term debt was reduced by $125.0 million. As at January 3, 2004, long-term debt outstanding stood at $630.9 million, a reduction of $202.8 million since the Company emerged on January 2, 2002. Cash on hand was $41.6 million at January 3, 2004.

Following the year-end, the Company announced three further refinancing initiatives. The first initiative was a new subordinated facility to be used to fully redeem the 12.25% convertible notes, due in 2012. This new facility matures on March 31, 2005. The second initiative was an amendment to the Company's senior secured credit facility, reducing the interest rate on term loans by 50 basis points. The third initiative was an additional amendment to the senior secured credit facility allowing the Company to borrow up to $25 million in term loans, for the purpose of repurchasing a portion of the 12.25% senior notes, due in 2009, or repaying the new subordinated facility described above. These refinancing initiatives are further evidence that the Company is committed to improving its financial condition and aggressively managing its balance sheet.

DISCONTINUED OPERATIONS AND ASSETS HELD FOR SALE

Alderwoods Group continues to assess the markets and businesses in which it operates, and evaluate the long-term potential and strategic fit of each. During the 53 weeks ended January 3, 2004, the Company identified 85 funeral, 45 cemetery, and four combination locations in North America for disposal, as well as all 39 of its funeral locations in the United Kingdom. The Company also identified for disposal its non pre-need insurance operations. The Company believes that the identification of businesses for disposal is substantially complete.

During the 53 weeks ended January 3, 2004, Alderwoods Group sold or closed 36 funeral homes, 34 cemeteries and four combination locations in North America. It also sold 39 funeral homes in the United Kingdom. The gross proceeds from these transactions were $26.6 million.

Between January 3, 2004, and February 28, 2004, the Company closed one funeral location, and sold three funeral and six cemetery locations in North America. Gross proceeds of these dispositions were $1.2 million.

As of January 3, 2004, the Company holds for sale 64 funeral homes, 72 cemeteries, four combination properties and its non pre-need insurance operations.

FINANCIAL SUMMARY 13 WEEKS ENDED JANUARY 3, 2004

Overview

Total net income of $10.4 million for the 13 weeks ended January 3, 2004, decreased by $1.3 million compared to net income of $11.7 million for the 12 weeks ended December 28, 2002. Basic and diluted earnings per share were $0.26, for the 13 weeks ended January 3, 2004. Basic and diluted earnings per share were $0.29 for the 12 weeks ended December 28, 2002.

Certain information provided below has been adjusted for the 13th week included in the fourth quarter of 2003 which was estimated by calculating the weekly average of the 13 weeks ended January 3, 2004. The Company believes the discussion below regarding the 13th week facilitates comparability of fiscal period results.

CONTINUING OPERATIONS

Total revenue for the 13 weeks ended January 3, 2004, was $192.0 million compared to $173.9 million for the 12 weeks ended December 28, 2002, an increase of $18.1 million or 10.4%. The increase in total revenue was primarily the result of an estimated increase of $14.8 million due to the 13th week in 2003.

Funeral revenue was $128.6 million, representing 67.0% of total revenue for the 13 weeks ended January 3, 2004, which was up by $14.9 million compared to $113.7 million, representing 65.3% of total revenue, for the 12 weeks ended December 28, 2002. The increase in funeral revenue was primarily due to the $9.9 million estimated impact of the 13th week, the increase in funeral services performed, and the increase in average funeral revenue per service. For the 13 weeks ended January 3, 2004, funeral services performed were 32,244, compared to 29,073 funeral services performed in the 12 weeks ended December 28, 2002. After adjusting for the effect of the 13th week, funeral services performed in the 13 weeks ended January 3, 2004, were 29,764, or an increase of 2.4% over the corresponding period in 2002. Average funeral revenue per service was $3,987, for the 13 weeks ended January 3, 2004, a 2.0% increase per funeral service performed compared to $3,909 for the 12 weeks ended December 28, 2002.

Funeral gross margin as a percentage of revenue increased to 24.6% for the 13 weeks ended January 3, 2004, compared to 19.3% of revenue for the 12 weeks ended December 28, 2002. The increase in the funeral margin was primarily due to more funeral services performed combined with the higher average revenue per funeral service during the 13 weeks ended January 3, 2004, compared to the corresponding period in 2002.

Cemetery revenue for the 13 weeks ended January 3, 2004, was $46.3 million, representing 24.1% of total revenue, which was up $0.8 million, or 1.8% compared to $45.5 million, representing 26.2% of total revenue, for the 12 weeks ended December 28, 2002. The increase in cemetery revenue was primarily due to an estimated increase of $3.6 million for the 13th week.

Cemetery gross margin as a percentage of revenue was 29.1% of revenue for the 13 weeks ended January 3, 2004, compared to 20.2% of revenue for the 12 weeks ended December 28, 2002. The increase in the cemetery margin was primarily due to a $3.9 million adjustment to cemetery cancellation allowances, and lower costs of goods sold.

The Company's insurance operations generated revenue of $17.1 million, representing 8.9% of total revenue for the 13 weeks ended January 3, 2004, compared to revenue of $14.8 million, representing 8.5% of total revenue for the 12 weeks ended December 28, 2002. Insurance revenue increased primarily due to higher premium revenue. Insurance gross margin as a percentage of revenue increased to 2.3% for the 13 weeks ended January 3, 2004, compared to 1.7% for the 12 weeks ended December 28, 2002, primarily due to the revenue increase being at a rate higher than that of the cost increase.

General and administrative expenses totaled $23.9 million for the 13 weeks ended January 3, 2004, representing 12.4% of total revenue, while for the corresponding period in 2002, general and administrative expenses totaled $9.5 million, or 5.5% of total revenue. General and administrative expenses for the 13 weeks ended January 3, 2004, were increased by $6.0 million as a result of a reserve taken against a receivable that arose from a disposition of assets in 2001, and $2.7 million of additional incentive costs. In addition, during the 12 weeks ended December 28, 2002, general and administrative costs were reduced by $4.6 million as a result of a legal claim settlement.

For the 13 weeks ended January 3, 2004, interest expense was $12.8 million, a decrease of $5.1 million, or 28.6%, compared to the 12 weeks ended December 28, 2002, primarily reflecting the effect of debt repayments made by the Company.

For the 13 weeks ended January 3, 2004, net income tax expense was $1.7 million, compared to net income tax benefit of $1.5 million for the 12 weeks ended December 28, 2002. The income tax benefit for the 12 weeks ended December 28, 2002 was primarily due to a $1.4 million income tax refund.

Pre-need funeral and cemetery contracts written during the 13 weeks ended January 3, 2004, totaled $39.0 million and $22.2 million, respectively. After adjusting for the effect of the 13th week, the pre-need funeral and cemetery contracts written were $36.0 million and $20.5 million, respectively. For the 12 weeks ended December 28, 2002, pre-need funeral and cemetery contracts written totaled $37.0 million and $19.8 million, respectively. After adjusting for the effect of the 13th week, both the pre-need funeral and cemetery contracts written were consistent with 2002.

DISCONTINUED OPERATIONS

The Company has classified all the locations identified for disposal as assets held for sale in the consolidated balance sheets and recorded any related operating results, long-lived asset impairment provision, and gains or losses recorded on disposition as income from discontinued operations. The Company has reclassified prior periods to reflect any comparative amounts on a similar basis, including locations sold in 2002.

For the 13 weeks ended January 3, 2004, income from discontinued operations, net of tax, was $7.0 million, or $0.17 per basic and diluted share, which included $3.7 million of pre-tax disposal gains, and a pre-tax long-lived asset recovery of $0.3 million.

FINANCIAL SUMMARY 53 WEEKS ENDED JANUARY 3, 2004

OVERVIEW

Total net income of $10.8 million for the 53 weeks ended January 3, 2004, increased by $244.5 million, compared to a net loss of $233.7 million for the 52 weeks ended December 28, 2002. The increase in net income was primarily due the $242.2 million goodwill impairment provision taken in 2002. Basic and diluted earnings per share for the 53 weeks ended January 3, 2004, were $0.27, compared to basic and diluted loss per share of $5.86 for the 52 weeks ended December 28, 2002.

Certain information provided below has been adjusted for the 53rd week included in 2003. The impact of the 53rd week was estimated by calculating the weekly average of the 13 weeks contained in the fourth quarter ended January 3, 2004. The Company believes the discussion below regarding the 53rd week facilitates direct comparability of fiscal period results.

CONTINUING OPERATIONS

Total revenue for the 53 weeks ended January 3, 2004, was $740.5 million compared to $706.1 million for the 52 weeks ended December 28, 2002, an increase of $34.4 million, or 4.9%. The increase in total revenue was primarily the result of an increase of $19.6 million in funeral, cemetery and insurance revenue, and an estimated increase of $14.8 million due to the 53rd week in 2003.

Funeral revenue for the 53 weeks ended January 3, 2004, was $501.6 million, representing 67.7% of the Company's total revenue compared to $486.8 million, representing 68.9% of the Company's total revenue, for the 52 weeks ended December 28, 2002. After adjusting for the $9.9 million effect of the 53rd week, funeral revenue increased by $4.9 million, primarily the result of the $77 increase in the average revenue per funeral service. For the 53 weeks ended January 3, 2004, funeral services performed were 127,964. After adjusting for the effect of the 53rd week, funeral services performed declined by 1,202, or 0.9%, from the 126,686 funeral services performed in 2002. Average funeral revenue per service was $3,920 for the 53 weeks ended January 3, 2004, representing a 2.0% increase per funeral service performed, compared to $3,843 for the 52 weeks ended December 28, 2002.

Funeral gross margin as a percentage of revenue increased slightly to 23.1% for the 53 weeks ended January 3, 2004, compared to 22.9% for the 52 weeks ended December 28, 2002. The slight increase in the funeral gross margin percentage was the result of decreases in certain operating costs being partially offset by higher insurance, benefits and wages costs.

Cemetery revenue of $168.2 million, representing 22.7% of total revenue, for the 53 weeks ended January 3, 2004, was $11.7 million or 7.5% higher than cemetery revenue for the 52 weeks ended December 28, 2002, primarily the result of a one-time $3.9 million reversal of accrued perpetual care liabilities, an estimated increase of $3.6 million due to the additional 53rd week in 2003 compared to 2002, and a $3.9 million adjustment to cemetery cancellation allowances.

The cemetery gross margin as a percentage of revenue increased to 17.0% for the 53 weeks ended January 3, 2004, compared to 12.0% for 2002, primarily the result of a one-time $3.9 million reversal of accrued perpetual care liabilities, and a $3.9 million adjustment to cemetery cancellation allowances.

The Company's insurance operations generated revenue of $70.7 million, representing 9.6% of total revenue for the 53 weeks ended January 3, 2004, compared to revenue of $62.8 million, representing 8.9% of total revenue for the 52 weeks ended December 28, 2002. Insurance revenue increased primarily due to higher premium revenue. Insurance gross margin as a percentage of revenue increased to 2.5% for the 53 weeks ended January 3, 2004, compared to 1.0% for the 52 weeks ended December 28, 2002, primarily due to the revenue increase being at a rate higher than that of the cost increase.

General and administrative expenses totaled $56.3 million for the 53 weeks ended January 3, 2004, representing 7.6% of total revenue, while for the 52 weeks ended December 28, 2002, general and administrative expenses totaled $43.2 million, or 6.1% of total revenue. During 2003, general and administrative expenses were reduced by a $9.0 million decrease in accrued legal expenses as a result of legal claim settlements and a $3.1 million net interest income received from a tax refund. In addition, a $10.0 million reserve was taken against receivables that arose from a disposition of assets in 2001, and $9.4 million in additional incentive costs were included in the 53 weeks ended January 3, 2004. For the 52 weeks ended December 28, 2002, general and administrative expenses were reduced by $4.6 million, as a result of a legal claim settlement.

In accordance with FAS 142, the Company undertook its annual goodwill impairment review during the 16 weeks ended October 4, 2003. There was no indication of goodwill impairment, as the estimated fair value of the funeral reporting unit exceeded its carrying amount as at October 4, 2003.

The Company has an ongoing program to review and dispose of surplus real estate. During the 53 weeks ended January 3, 2004, the Company determined that the carrying amount of certain parcels of surplus real estate held for sale now exceeded the fair market value, less estimated cost to sell. As a result, the Company recorded a pre-tax provision for long-lived asset impairment of $4.7 million.

For the 53 weeks ended January 3, 2004, interest expense was $77.8 million, a decrease of $7.2 million, or 8.4%, compared to the 52 weeks ended December 28, 2002, primarily reflecting the effect of debt repayments made by the Company being partially offset by $4.2 million in premiums, fees and unamortized discount write-off incurred as a result of the early retirement of the 9.50% Senior subordinated notes, and the previous credit facility.

For the 53 weeks ended January 3, 2004, there was a net income tax benefit of $6.3 million, compared to $0.7 million for the 52 weeks ended December 28, 2002. The income tax benefit for the 53 weeks ended January 3, 2004, is primarily due to income tax refunds totaling $9.7 million resulting from audits of the predecessor company's 1993 through 1998 federal income tax returns.

Pre-need funeral and cemetery contracts written during the 53 weeks ended January 3, 2004, totaled $166.0 million and $83.8 million, respectively. After adjusting for the effect of the 53rd week, the pre-need funeral and cemetery contracts written were $163.0 million and $82.1 million, respectively. For the 52 weeks ended December 28, 2002, pre-need funeral and cemetery contracts written totaled $161.0 million and $77.9 million, respectively. After adjusting for the effect of the 53rd week, the increase in both the pre-need funeral and cemetery contracts written were the result of the Company's continuing program to increase pre-need sales.

DISCONTINUED OPERATIONS

During the 53 weeks ended January 3, 2004, the Company identified 124 funeral, 45 cemetery and four combination locations for disposal. The funeral locations included all 39 funeral locations in the United Kingdom, as they were not strategic to the Company's long-term objective to focus capital and management resources in North America. The Company also identified for disposal its life insurance operations that do not support the Company's North American pre-need funeral sales efforts. As at January 3, 2004, the Company had 64 funeral, 72 cemetery and four combination locations in North America for disposal. The life insurance operations held for sale also remained for sale. The Company's 39 funeral locations in the United Kingdom were sold in October 2003.

The Company has classified all the locations identified for disposal as assets held for sale in the consolidated balance sheets and recorded any related operating results, long-lived asset impairment provision, and gains or losses recorded on disposition as income from discontinued operations. The Company has reclassified prior periods to reflect any comparative amounts on a similar basis, including locations sold in 2002.

For the 53 weeks ended January 3, 2004, income from discontinued operations, net of tax, was $0.8 million, or $0.02 per basic and diluted share, which included $9.7 million of pre-tax disposal gains, and a pre-tax long-lived asset impairment provision of $20.7 million.

ACCOUNTING PRONOUNCEMENT

The Financial Accounting Standards Board has issued Interpretation No. 46 ("FIN No. 46"), "Consolidation of Variable Interest Entities" which will be applicable to the Company for the fiscal quarter ending March 27, 2004. The Company is in the process of evaluating the impact of

FIN No. 46 on its financial condition, results of operations and cash flows and currently believes that its receivables from funeral and cemetery trusts, and perpetual care trust funds, will be consolidated at fair value in the Company's consolidated balance sheet.

COMPANY OVERVIEW

Launched on January 2, 2002, the Company is the second largest operator of funeral homes and cemeteries in North America. As of January 3, 2004, the Company operated 730 funeral homes, 150 cemeteries and 60 combination funeral home and cemetery locations in the United States and Canada. Of the Company's total locations, 64 funeral homes, 72 cemeteries and four combination funeral home and cemetery locations are held for sale as at January 3, 2004. The Company provides funeral and cemetery services and products on both an at-need and pre-need basis. In support of the pre-need business, it operates insurance subsidiaries that provide customers with a funding mechanism for the pre-arrangement of funerals.

For more information about the Company's results, readers are directed to the Company's Form 10-K for the period ended January 3, 2004, which will be filed with the United States Securities and Exchange Commission (SEC), and will be available in pdf format through the Company's website (www.alderwoods.com).

BASIS OF PRESENTATION

The Company's financial results discussed in this media release are presented in U.S. dollars, and all accounting information is presented on the basis of United States generally accepted accounting principles.

The Company's fiscal year ends on the Saturday nearest to the last day of December in each year (whether before or after such date). During 2003, the Company's first and second fiscal quarters each consisted of 12 weeks and the third fiscal quarter consisted of 16 weeks. The fourth fiscal quarter of 2003, which ended on January 3, 2004, consisted of 13 weeks, in order to cause the fourth fiscal quarter to end on the same day as the fiscal year.

FORWARD LOOKING STATEMENTS

Certain statements contained in this press release, including, but not limited to, information regarding the status and progress of the Company's operating activities, the plans and objectives of the Company's management, assumptions regarding the Company's future performance and plans, and any financial guidance provided, as well as certain information in other filings with the SEC and elsewhere are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933 and Section 21E(i) of the Securities and Exchange Act of 1934. The words "believe," "may," "will," "estimate," "continues," "anticipate," "intend," "expect" and similar expressions identify these forward-looking statements. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated, including the following: uncertainties associated with future revenue and revenue growth; the impact of the Company's significant leverage on its operating plans; the ability of the Company to service its debt; the Company's ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of funeral and cemetery services and products; variances in death rates; variances in the use of cremation; and various other uncertainties associated with the funeral service industry and the Company's operations in particular, which are referred to in the Company's periodic reports filed with the SEC. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONFERENCE CALL

Alderwoods Group will host a conference call tomorrow morning, Wednesday, March 17th, at 11:00 a.m. eastern time. A question and answer session will follow brief remarks by Paul Houston, President and CEO, John Lacey, Chairman, and Ken Sloan, Executive Vice President and Chief Financial Officer. The toll-free conference dial-in number for U.S. and Canadian listeners is 800.806.5839 and for Toronto participants is 416.641.6706.

                                     - 30 -

CONTACT: Kenneth A. Sloan                   Tamara Malone
         Executive Vice President,          Manager,
         Chief Financial Officer            Media and Investor Relations
         Alderwoods Group, Inc.             Alderwoods Group, Inc.
         Tel: 416.498.2455                  Tel: 416.498.2778
         Fax: 416.498.2449                  Fax: 416.498.2449
         Email: ken.sloan@alderwoods.com    tamara.malone@alderwoods.com

ALDERWOODS GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT PER SHARE AMOUNTS AND
NUMBER OF SHARES OUTSTANDING

                                                                   13 WEEKS ENDED  12 WEEKS ENDED  53 WEEKS ENDED   52 WEEKS ENDED
                                                                      JANUARY 3,     DECEMBER 28,     JANUARY 3,     DECEMBER 28,
                                                                         2004           2002            2004           2002
                                                                   --------------  --------------  --------------   --------------
                                                                     (Unaudited)     (Unaudited)
Revenue
    Funeral                                                        $    128,554    $    113,652    $    501,590     $   486,834
    Cemetery                                                             46,314          45,500         168,228         156,515
    Insurance                                                            17,142          14,794          70,733          62,799
                                                                   --------------  --------------  --------------   --------------
                                                                        192,010         173,946         740,551         706,148
                                                                   --------------  --------------  --------------   --------------
Costs and expenses
    Funeral                                                              96,977          91,678         385,672         375,500
    Cemetery                                                             32,840          36,311         139,623         137,793
    Insurance                                                            16,741          14,549          68,981          62,190
                                                                   --------------  --------------  --------------   --------------
                                                                        146,558         142,538         594,276         575,483
                                                                   --------------  --------------  --------------   --------------
                                                                         45,452          31,408         146,275         130,665

General and administrative expenses                                      23,887           9,537          56,281          43,188
Provision for goodwill impairment                                          --              --              --           228,051
Provision for asset impairment                                               48             367           4,699             367
                                                                   --------------  --------------  --------------   --------------
Income (loss) from operations                                            21,517          21,504          85,295        (140,941)

Interest on long-term debt                                               12,808          17,930          77,836          85,020
Other expense (income), net                                               3,539           1,018           3,745          (7,432)
                                                                   --------------  --------------  --------------   --------------
Income (loss) before income taxes                                         5,170           2,556           3,714        (218,529)
Income taxes                                                              1,742          (1,532)         (6,306)           (658)
                                                                   --------------  --------------  --------------   --------------
Net income (loss) from continuing operations                              3,428           4,088          10,020        (217,871)
Discontinued operations
    Income (loss) from discontinued operations                            9,338           9,487           5,029         (10,254)
    Income taxes                                                          2,347           1,918           4,242           5,619
                                                                   --------------  --------------  --------------   --------------
Income (loss) from discontinued operations                                6,991           7,569             787         (15,873)
                                                                   --------------  --------------  --------------   --------------

Net income (loss)                                                  $     10,419    $     11,657    $     10,807     $  (233,744)
                                                                   --------------  --------------  --------------   --------------
                                                                   --------------  --------------  --------------   --------------

Basic and diluted earnings (loss) per Common share:
    Net income (loss) from continuing operations                   $       0.09    $       0.10    $       0.25     $     (5.46)
    Income (loss) from discontinued operations                     $       0.17            0.19            0.02           (0.40)
                                                                   --------------  --------------  --------------   --------------

Net income (loss)                                                  $       0.26    $       0.29    $       0.27     $     (5.86)
                                                                   --------------  --------------  --------------   --------------
                                                                   --------------  --------------  --------------   --------------


Basic weighted average number of shares outstanding (thousands)          39,981          39,940          39,971          39,916
                                                                   --------------  --------------  --------------   --------------
                                                                   --------------  --------------  --------------   --------------
Diluted weighted average number of shares outstanding (thousands)        42,212          39,940          40,465          39,916
                                                                   --------------  --------------  --------------   --------------
                                                                   --------------  --------------  --------------   --------------

ALDERWOODS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT THE NUMBER OF SHARES

                                                                                   JANUARY 3,           DECEMBER 28,
                                                                                      2004                 2002
                                                                                ---------------      ----------------
ASSETS
Current assets
    Cash and cash equivalents                                                   $     41,612         $      46,112
    Receivables, net of allowances                                                    58,538                56,777
    Inventories                                                                       17,759                18,730
    Other                                                                             25,468                22,044
    Assets held for sale                                                             430,968               541,901
                                                                                ---------------      ----------------
                                                                                     574,345               685,564

Pre-need funeral contracts                                                           997,233               978,514
Pre-need cemetery contracts                                                          314,767               349,173
Cemetery property                                                                    117,518               122,736
Property and equipment                                                               556,042               555,091
Insurance invested assets                                                            196,440               160,086
Deferred income tax assets                                                             6,683                 3,371
Goodwill                                                                             321,080               320,981
Other assets                                                                          31,329                25,250
                                                                                ---------------      ----------------
                                                                                $  3,115,437         $   3,200,766
                                                                                ---------------      ----------------
                                                                                ---------------      ----------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Accounts payable and accrued liabilities                                    $    154,503         $     154,724
    Current maturities of long-term debt                                              10,934                88,034
    Liabilities associated with assets held for sale                                 314,407               358,839
                                                                                ---------------      ----------------
                                                                                     479,844               601,597

Long-term debt                                                                       619,984               667,547
Deferred pre-need funeral contract revenue                                         1,001,410               978,517
Deferred pre-need cemetery contract revenue                                          260,668               249,047
Insurance policy liabilities                                                         172,209               137,626
Deferred income tax liabilities                                                       21,414                25,000
Other liabilities                                                                     15,015                18,030
                                                                                ---------------      ----------------
                                                                                   2,570,544             2,677,364
                                                                                ---------------      ----------------

Stockholders' equity
    Common stock, $0.01 par value, 100,000,000 shares authorized,
         39,984,979 issued and outstanding (2002--39,941,271)                            400                   399
    Capital in excess of par value                                                   739,950               739,711
    Accumulated deficit                                                             (222,937)             (233,744)
    Accumulated other comprehensive income                                            27,480                17,036
                                                                                ---------------      ----------------
                                                                                     544,893               523,402
                                                                                ---------------      ----------------
                                                                                $  3,115,437         $   3,200,766
                                                                                ---------------      ----------------
                                                                                ---------------      ----------------

ALDERWOODS GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
EXPRESSED IN THOUSANDS OF DOLLARS

                                                                   13 WEEKS ENDED  12 WEEKS ENDED  53 WEEKS ENDED   52 WEEKS ENDED
                                                                      JANUARY 3,     DECEMBER 28,     JANUARY 3,     DECEMBER 28,
                                                                         2004           2002            2004           2002
                                                                   --------------  --------------  --------------   --------------
                                                                     (Unaudited)     (Unaudited)
CASH PROVIDED BY (APPLIED TO)
Operations
    Net income (loss)                                              $    10,419     $     11,657    $     10,807     $    (233,744)
    Income (loss) from discontinued operations, net of tax              (6,991)          (7,569)           (787)           15,873
    Items not affecting cash
       Depreciation and amortization                                     9,780            9,668          40,405            37,568
       Amortization of debt issue cost                                   1,860             --             3,220              --
       Insurance policy benefit reserves                                 7,143            6,291          32,058            30,582
       Provision for goodwill impairment                                  --               --              --             228,051
       Provision for asset impairment                                       48              367           4,699               367
       Loss (gain) on disposal of assets                                   379           (1,332)            751              (822)
       Deferred income taxes                                              (670)            (449)         (1,950)           (1,349)
    Other, including net changes in other non-cash balances             14,116           (2,458)         40,970            (9,147)
                                                                   --------------  --------------  --------------   --------------
    Net cash provided by continuing operations                          36,084           16,175         130,173            67,379
    Net cash provided by discontinued operations                         2,830            8,662          24,364             1,305
                                                                   --------------  --------------  --------------   --------------
                                                                        38,914           24,837         154,537            68,684
                                                                   --------------  --------------  --------------   --------------

Investing
    Proceeds on disposition of assets and investments                      118              148           3,970             6,685
    Purchase of property and equipment and business acquisitions        (9,962)         (10,962)        (25,380)          (21,372)
    Purchase of insurance invested assets                              (49,606)         (31,644)       (117,689)         (118,594)
    Proceeds on disposition and maturities of insurance
       invested assets                                                  32,787           16,962          78,059            82,668
                                                                   --------------  --------------  --------------   --------------
    Net cash provided by continuing operations                         (26,663)         (25,496)        (61,040)          (50,613)
    Net cash provided by discontinued operations                        25,982            7,162          31,327             8,058
                                                                   --------------  --------------  --------------   --------------
                                                                          (681)         (18,334)        (29,713)          (42,555)
                                                                   --------------  --------------  --------------   --------------

Financing
    Increase in long-term debt                                             131              502         330,579             1,004
    Repayment of long-term debt                                        (29,926)          (6,138)       (457,604)          (80,700)
                                                                   --------------  --------------  --------------   --------------
    Net cash provided by continuing operations                         (29,795)          (5,636)       (127,025)          (79,696)
    Net cash provided by discontinued operations                           (49)            (288)         (2,299)           (1,882)
                                                                   --------------  --------------  --------------   --------------
                                                                       (29,844)          (5,924)       (129,324)          (81,578)
                                                                   --------------  --------------  --------------   --------------

Increase (decrease) in cash and cash equivalents                         8,389              579          (4,500)          (55,449)
Cash and cash equivalents, beginning of period                          33,223           45,533          46,112           101,561
                                                                   --------------  --------------  --------------   --------------
Cash and cash equivalents, end of period                           $    41,612     $     46,112    $     41,612     $      46,112
                                                                   --------------  --------------  --------------   --------------
                                                                   --------------  --------------  --------------   --------------